As filed with the Securities and Exchange Commission on May 16, 2007

File No. 333-138890

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

COLUMBUS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-5338217
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

153 East 53rd Street, 58th Floor
New York, NY 10022

(212) 418-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________

Andrew Intrater, Chairman of the Board and Chief Executive Officer

Columbus Acquisition Corp.

153 East 53rd Street, 58th Floor

New York, NY 10022

(212) 418-9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

____________________

Copies to:

Andrew Hulsh, Esq. LeBoeuf, Lamb, Greene & MacRae LLP 125 West 55th Street New York, NY 10019 (212) 424-8000 (212) 649-0482 – Facsimile	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, MAY 16, 2007

PRELIMINARY PROSPECTUS

$100,000,000

COLUMBUS ACQUISITION CORP.

12,500,000 Units

Columbus Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our units. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and __, 2008 [one year from the date of this prospectus], and will expire on __, 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Lazard Capital Markets LLC, the representative of the underwriters for this offering, a 45-day option to purchase up to 1,875,000 units (over and above the 12,500,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Lazard Capital Markets LLC, for $100, as additional compensation, an option to purchase up to a total of 625,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Columbus Acquisition Holdings LLC, our principal initial stockholder that is an entity controlled by certain members of our management team, has committed to invest $3,650,000 in us by acquiring warrants to purchase 3,650,000 shares of our common stock at a price of $1.00 per warrant. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from this purchase will be placed in the trust fund described below. We refer to these warrants as insider warrants throughout this prospectus. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Columbus Acquisition Holdings LLC. Columbus Acquisition Holdings LLC has agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of our initial business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “BUS.U” on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols “BUS” and “BUS.WS,” respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.56	$7.44
Total	$100,000,000	$7,000,000	$93,000,000

——————

(1)

Of the underwriting discounts and commissions, $3,000,000 ($0.24 per unit) is being deferred by the underwriters and will be placed in the trust account described below. Such funds will be released to the underwriters only upon our completion of a business combination, as described in this prospectus.

$95,350,000 of the net proceeds of this offering (including the $3,000,000 of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $3,650,000 we will receive from the purchase of the insider warrants by certain of our initial stockholders simultaneously with the consummation of this offering, for an aggregate of $99,000,000 (or approximately $7.92 per unit sold to the public in this offering), will be deposited into a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. Lazard Capital Markets LLC, acting as representative of the underwriters, expects to deliver our units to investors in the offering on or about ________ ___, 2007.

Lazard Capital Markets	Ladenburg Thalmann & Co. Inc.

_________ __ , 2007

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to Columbus Acquisition Corp.;

•

“initial shares” refers to the 3,125,000 shares of common stock that Columbus Acquisition Holdings LLC originally purchased from us for $25,000 in August 2006. Columbus Acquisition Holdings LLC is a limited liability company that is controlled by Andrew Intrater, our Chairman and Chief Executive Officer. Mr. Intrater, Jason Epstein, Paul F. Lipari, Michael Sloan and Louis Ferrante, each of whom is a member of our management team, as well as Jay M. Haft and Marceau Schlumberger, are each members of Columbus Acquisition Holdings LLC;

•

“initial stockholders” refers to Columbus Acquisition Holdings LLC, which purchased the initial shares, and any persons to whom such initial shares have been or are transferred, as described below;

•

“insider warrants” refers to the 3,650,000 warrants we are selling privately to Columbus Acquisition Holdings LLC upon consummation of this offering;

•

“public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our existing stockholders solely to the extent that they purchase such shares either in this offering or afterwards;

•

“management team” refers to our officers and directors; and

•

the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on August 1, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our efforts in identifying prospective target businesses will not be limited to a particular industry. We will seek to capitalize on the significant strength of our management team, which is experienced in business operations as well as in sourcing, structuring, financing and consummating business combinations in a variety of industry sectors, involving cross-border transactions as well as domestic transactions. Through our management team, we believe that we have extensive contacts and sources, including private equity funds, public and private company contacts, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. We believe that the combination of solid operating experience and the extensive contacts, relationships and sources that our management team has makes us well-positioned to explore attractive acquisition opportunities in Europe, Russia and the United States.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds then held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at 153 East 53rd Street, 58th Floor, New York, New York 10022, and our telephone number is (212) 418-9600.

The Offering

Securities offered

12,500,000 units, at $8.00 per unit, each unit consisting of:

•

one share of common stock; and

•

one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Lazard Capital Markets LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets LLC has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Warrants to be sold to initial stockholder through private placement

Columbus Acquisition Holdings LLC, our principal initial stockholder, has committed, pursuant to a written agreement with us, to invest $3,650,000 in us by acquiring warrants to purchase 3,650,000 shares of our common stock at a price of $1.00 per warrant. There are no third party beneficiaries to the agreement. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by such purchaser or its affiliates. The insider warrants will be purchased separately and not in combination with the common stock or in the form of units. The insider warrants were priced in relation to prices paid by insider purchasers of other similar blank check companies for comparable warrants of such other blank check companies offered on similar terms. The purchase price for the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. Columbus Acquisition Holdings LLC has agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination. Lazard Capital Markets LLC has no intention of waiving these restrictions on transferability.

Common stock:

Number outstanding before this offering	3,125,000 shares

Number to be outstanding after this offering	15,625,000 shares

Warrants:

Number outstanding before this offering	0

Number to be sold to insider	3,650,000 warrants

Number to be outstanding after this offering and sale to insider	16,150,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period

The warrants will become exercisable on the later of:

•

the completion of a business combination with one or more target businesses, and

•

______, 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on ________, 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Lazard Capital Markets LLC):

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to our exercise of redemption rights to provide:

•

warrant holders with adequate notice of our redemption so that they can exercise their warrants at a time when the common stock price is substantially above the warrant exercise price; and

•

a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after the redemption notice is issued.

If we call our warrants for redemption, the holders of the insider warrants would still be entitled to exercise such warrants on a cashless basis. Because of their affiliation with our management team, a conflict of interest may exist in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

Proposed American Stock Exchange symbols for our:

Units	“BUS.U”

Common stock	“BUS”

Warrants	“BUS.WS”

Offering proceeds to be held in trust

$95,350,000 of the proceeds of this offering plus the $3,650,000 we will receive from the sale of the insider warrants (for an aggregate of $99,000,000, or approximately $7.92 per unit sold to the public in this offering) will be placed in a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. This amount includes $3,000,000 of deferred underwriting discounts and commissions payable to the underwriters in the offering, subject to and upon our completion of a business combination. We believe that the inclusion in the trust account of the purchase price of the insider warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to our public stockholders if a liquidation of our company occurs prior to our completing a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, upon our written request which may be given from time to time, there can be released to us from the trust account, interest earned on the funds in the trust account (i) up to an aggregate of $1,750,000 to fund our expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

repayment of a $143,000 non-interest bearing loan made by Columbus Acquisition Holdings LLC, our principal initial stockholder and the purchaser of the insider warrants, to cover offering expenses;

•

payment of $7,500 per month for office space and related services to Renova U.S. Management LLC, a limited liability company controlled by Andrew Intrater, our Chairman and Chief Executive Officer. Mr. Intrater owns 63.4% , Jason Epstein and Michael Sloan, our Senior Vice Presidents, each own 7.3% and Jay M. Haft owns 22% of the membership interests of Renova U.S. Management LLC; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the total amount of out-of-pocket expenses reimbursable by us; provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated.

Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Please see “Use of Proceeds” for additional information concerning the allocation of proceeds of this offering.

All amounts held in the trust account that are not returned to investors upon conversion of their shares, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination

All amounts held in the trust account that are not returned to investors upon conversion of their shares (as described below) or previously released to us as interest income or payable to the underwriters for deferred discounts and commissions will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets at the time of such business combination, subject to compliance with the conditions to consummating a business combination that are described below. At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to

3.00% of the gross proceeds of this offering, or $3,000,000. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may be unenforceable under Delaware law. However, as we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders, we will not take any action to amend or waive these provisions even in the event that the provisions limiting our ability to amend our certificate of incorporation are found to be unenforceable under Delaware law.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until ___________, 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our stockholders to formally vote to approve our dissolution and liquidation). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by __________, 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders. This provision will be amended only in connection with, and upon consummation of, our initial business combination by such date.

Stockholders must approve business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the shares of common stock held by the public stockholders may exercise their conversion rights and the business combination will still go forward.

Conversion rights for stockholders voting to reject a business combination

Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their common stock into a pro rata share of the aggregate amount then on deposit in the trust account (initially approximately $7.92 per share), before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, but less the interest of up to $1,750,000 on the trust account balance that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold. If the business combination is not approved or completed for any reason, then public stockholders voting against such business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would only be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account in the event that such stockholders elect to vote against a subsequent business combination that is approved by stockholders and completed, or in connection with our dissolution and liquidation, discussed below.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.92 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights, particularly for those stockholders who do not sell, or receive less than an aggregate of $0.08 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share. Because converting shareholders will receive their proportionate share of deferred underwriting compensation at the time of closing of our business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.

Liquidation if no business combination

As described above, if we have not consummated a business combination by ____________, 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account including:

•

all accrued interest, net of income taxes payable on such interest and interest income of up to an aggregate of $1,750,000 on the trust account balance previously released to us to fund our working capital, including the costs of our dissolution and liquidation; and

• all deferred underwriting discounts and commissions, as well as any of our remaining net assets.

At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target business execute agreements with us waiving any right, title, interest or claim of any kind whatsoever they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Andrew Intrater, our Chairman of the Board and Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. We have questioned Mr. Intrater on his financial net worth and reviewed his financial information and believe that he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations, if he is required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.92, plus interest then held in the trust fund. We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Columbus Acquisition Holdings LLC has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Escrow of initial shares and insider warrants

On the date of this prospectus, all of our existing stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Our existing shareholders are permitted, subject to applicable securities laws, to transfer all or a portion of the initial shares held by them to members of our management team, our employees, other persons or entities associated with members of our management team and in certain other limited circumstances, such as to immediate family members of such persons and to trusts for estate planning purposes, but the transferees receiving such shares must first agree to be subject to the transfer restrictions described above. Except as described above, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination, or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve.

Additionally, on the date of this prospectus, Columbus Acquisition Holdings LLC will place the insider warrants into a separate escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The insider warrants will not be transferable during the escrow period and will not be released from escrow until 90 days after the completion of our business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of this offering to those of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	March 31, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(452,364)	$96,072,547
Total assets	485,553	99,072,547
Total liabilities	463,006	3,000,000	(1)
Value of common stock which may be converted to cash	—	28,790,400
Stockholders’ equity	$22,547	$67,282,147

——————

(1)

The “as adjusted” liabilities consist of deferred underwriting discounts and commissions to be placed in trust and to be payable to the underwriters only if we consummate a business combination.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $3,650,000 from the sale of the insider warrants and the payment of the estimated remaining expenses of this offering and the repayment of the accrued and other liabilities required to be repaid. Additionally, if a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $7.92 per share, which amount represents approximately $7.68 per share from the proceeds of this offering and the private placement and $0.24 per share of deferred underwriting discounts and commissions.

The working capital deficiency excludes $474,911 of costs related to this offering which were paid or incurred prior to March 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $96,000,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The “as adjusted” total assets also include an additional $3,000,000 (or $0.24 per share) of deferred underwriting discounts and commissions to be placed in trust and to be payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon less (i) up to $1,750,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 12,500,000 shares sold in this offering, or 3,748,750 shares of common stock, at an initial per-share conversion price of approximately $7.92 (for a total of approximately $29,690,100 including $899,700, or $0.24 per share, payable from the deferred underwriting discounts and commissions), without taking into account interest earned on the trust account. The actual per share conversion price will be equal to:

•

the amount in the trust account, before payment of deferred underwriting discounts and commissions and including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed, development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates and may be unable to complete a business combination. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a business or businesses whose fair market value is at least 80% of our net assets at the time of the business combination within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to consummate a business combination for any number of reasons. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. Furthermore, we will be unable to consummate a business combination if holders of 30% or more of the shares sold in this offering vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our shareholders approve the transaction. If we fail to complete a specific business combination after expending substantial management time and attention and substantial costs for accountants, attorneys, and others, such costs likely would not be recoverable, which could materially adversely affect subsequent attempts to locate and combine with another target business within the required time frame. We do not have any specific business combination under consideration, and neither we nor any representative acting on our behalf has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no liquidating distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the net proceeds of this offering available to us outside of the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

Upon consummation of this offering, there will be funds available to us outside of the trust account of $50,000, plus amounts that we need to pay our income or other tax obligations and up to an additional $1,750,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, which will be funded solely from interest earned on the trust balance. We believe that these funds will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business combination.  For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business combination, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a blank check company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable, compared with offerings subject to Rule 419, which would prohibit trading of the units or the underlying common stock or warrants until the completion of a business combination. We will have a longer period of time to complete a business combination than do companies subject to Rule 419. Also, an offering subject to Rule 419 would restrict us from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds, compared with this offering, in which the target business that we acquire with the proceeds of this offering must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless, and only after, the funds held in the trust account were released to us in connection with our consummation of a business combination. As this offering is not subject to Rule 419, an aggregate of up to $1,750,000 we may need to fund our expenses relating to investigating and selecting a target business and other working capital requirements and any amounts that we may need to pay our tax obligations may be released to us from the interest earned on the funds held in the trust account. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of this offering to those of blank check companies subject to Rule 419.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

As of April 30, 2007, based upon publicly available information, approximately 100 similarly structured blank check companies have completed initial public offerings in the United States since August 2003. Of these companies, only 23 companies have consummated a business combination, while 22 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and while 5 companies have dissolved or announced their intention to dissolve and return proceeds to investors. Accordingly, there are approximately 50 blank check companies with more than approximately $4.5 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, as of April 30, 2007, there are approximately 37 additional blank check companies that are still in the registration process but have not completed initial public offerings, which will have approximately $3.2  billion in trust upon completion of the offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to carry out a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

We will depend on interest earned on the trust account to fund our search for a target business or businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our management team to operate or may be forced to liquidate. However, neither our management team nor any other party is required to provide financing to us under any circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.92.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind whatsoever in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account, or if executed, that such waivers will be enforceable or otherwise prevent potential contracted parties from making claims against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $7.92 due to claims of such third parties. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Andrew Intrater, our Chairman of the Board and Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind whatsoever they may have in or to any monies held in the trust account, we believe the likelihood of Mr. Intrater having any such obligations is minimal. Notwithstanding the foregoing, we have questioned Mr. Intrater on his financial net worth and reviewed his financial information and believe that he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations. Therefore, if we liquidate, we cannot assure you that the per-share distribution from the trust fund will not be less than $7.92, plus interest, due to such claims.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after _____________, 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after _________, 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered with the SEC or qualified or deemed to be exempt under the applicable state and federal securities laws. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not exempt from registration, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which (under current laws) would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 39,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 5,975,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to Lazard Capital Markets LLC) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of investors in this offering;

•

may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•

may adversely affect the then-prevailing market price for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•

a required immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our long-term success will likely be dependent upon a yet to be identified management team which you will not be able to fully evaluate prior to purchasing our units.

Our ability to successfully effect a business combination is dependent upon the efforts of our management team. The future role of our management team in the target business, however, cannot presently be ascertained. Although it is possible that some members of our management team will remain associated in various capacities with the target business following a business combination, it is likely that the management team of the target business at the time of the business combination will remain in place given that it is likely that they will have greater knowledge, experience and expertise than our management team in the industry in which the target business operates as well as in managing the target business. Thus, even though our management team may continue to be associated with us in various capacities after a business combination, it is likely that we will be dependent upon a yet to be identified management team for our long-term success. As a result, you will not be able to fully evaluate the management team that we will likely be dependent upon for our long-term success prior to purchasing our units in this offering. Although we intend to closely scrutinize the management team of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the management team will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

We will likely seek a business combination with one or more privately-held companies, which may present certain challenges to us, including the lack of available information about these companies.

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we are required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

There is no limit on the total amount of out-of-pocket expenses that may be incurred by our officers and directors in connection with identifying and investigating possible target businesses and business combinations.

We will reimburse our officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with identifying and investigating possible target businesses and business combinations. There is no limit on the total amount of out-of-pocket expenses reimbursable by us; provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. Additionally, there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors, or if such reimbursement is challenged, by a court of competent jurisdiction. As out-of-pocket expenses incurred by our officers and directors will not be subject to any dollar limit or any review of the reasonableness of such expenses other than by our audit committee or our board of directors, the aggregate business expenses incurred by our officers and directors in connection with identifying and investigating possible target businesses may be greater than if such expenses were subject to a more extensive review, which would reduce the amount of working capital available to us for a business combination. In addition, if such out-of-pocket expenses exceed the available funds held outside of the trust and the interest income of up to $1,750,000 earned on the funds held in the trust account, our members of management will not be reimbursed for such excess unless we consummate a business combination. As described in more detail below, this may create a conflict of interest for members of our management in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be able to pursue a potential transaction.

Certain of our officers and directors beneficially own shares of our common stock issued prior to the offering and will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Columbus Acquisition Holdings LLC and certain of our officers and directors own shares of our common stock that were issued prior to this offering. In August 2006, Columbus Acquisition Holdings LLC purchased 3,125,000 shares of our common stock. Andrew Intrater, our Chairman and Chief Executive Officer, controls Columbus Acquisition Holdings LLC in his capacity as its sole managing member. Mr. Intrater, Jason Epstein, Paul F. Lipari, Michael Sloan and Louis Ferrante, each of whom is a member of our management team, as well as Jay M. Haft and Marceau Schlumberger, are each members of Columbus Acquisition Holdings LLC. Columbus Acquisition Holdings LLC subsequently transferred 30,000 of these shares to each of Barry J. Rourke, Eric Zachs, Rolf Zimmermann and Jason Lustig, each of whom is a member of our board of directors, and 312,500 of these shares to Michael W. Ernestus, our Executive Director and President .. Messrs. Intrater, Epstein, Lipari, Sloan and Ferrante, through their respective ownership of the membership interests in Columbus Acquisition Holdings LLC, may be deemed to beneficially own 2,692,500, 437,500, 437,500, 281,250 and 156,250 shares of our common stock, respectively. Columbus Acquisition Holdings LLC will also purchase all of the insider warrants on a private placement basis simultaneously with the consummation of this offering. Columbus Acquisition Holdings LLC will not be able to exercise its insider warrants if investors in this offering are not able to exercise their warrants. The insider warrants are identical to warrants underlying the units sold in this offering, except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Columbus Acquisition Holdings LLC. Upon the purchase of the insider warrants, Messrs. Intrater, Epstein, Lipari, Haft and Sloan, through their respective ownership of the membership interests in Columbus Acquisition Holdings LLC, may be deemed to beneficially own 1,456,350, 653,350, 653,350, 467,200 and 419,750 warrants, respectively, and the same number of additional shares of our common stock underlying these warrants. Columbus Acquisition Holdings LLC and our officers and directors have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unless we complete a business combination, members of our management team will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the $50,000 that is not being deposited in the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the $50,000 held outside of the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interests of members of our management team could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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a reduced liquidity with respect to our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may effect a business combination with a financially unstable company or an entity in the early stage of development or growth, which may subject us to greater risks than if we were to effect a business combination with a more established company with a proven record of earnings and growth.

After conducting due diligence investigations to evaluate risks in potential target businesses, we may still decide to effect a business combination with a company that is financially unstable or is in the early stage of development or growth, including an entity without established records of sales or earnings. To the extent we effect a business combination with financially unstable or early stage or emerging growth companies, we may be affected by numerous risks inherent in the business and operations of such companies that we would not be subject to if we were to effect a business combination with a more established company with a proven record of earnings and growth.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. The conversion rights afforded to the public stockholders may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering. Therefore, as much as approximately $29,690,100 (plus the converting stockholders’ share of all accrued interest after distribution of interest income on the trust account balance to us as described above) may be required to fund the exercise of conversion rights. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have established the conversion percentage at 30%, rather than the 20% threshold that is customary and standard of offerings similar to ours, in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a large percentage of stockholders exercise their conversion rights. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, we will have less cash available to use in furthering our business plans following a business combination to the extent that our stockholders exercise their conversion rights, and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities, including other blank check companies having a business objective similar to ours, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by the availability of sufficient financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only 23 of the blank check companies that have gone public in the United States since August 2003 have consummated a business combination and only 22 companies have announced they have entered into a definitive agreement for a business combination may be an indication that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain any additional financing necessary to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds expended in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure such financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with, or following, a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not have an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of a business combination. If there is an annual meeting, as a consequence of our staggered board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates are not prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, our existing stockholders will have a greater influence on the vote taken in connection with a business combination.

Our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, which may have the effect of discouraging, delaying or preventing takeover attempts or other changes in the control of our company, our board or management, that are not supported by our board of directors, despite possible benefits to our stockholders.

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may only be called by our board of directors with a majority vote of our board of directors, by our Chairman of the Board or Chief Executive Officer. These provisions, by making it difficult for our stockholders to take action, may have the effect of discouraging, delaying or preventing non-negotiated takeover attempts not approved by our board of directors that our stockholders may consider favorable, including transactions that might result in payment of a premium over the market price for the shares of common stock held by our stockholders. Moreover, these provisions may prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors.

Our existing stockholders paid an aggregate of $25,000, or $0.008 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating the entire unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.1% or $2.33 per share (the difference between the pro forma net tangible book value per share of $5.67, and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 12,500,000 shares of common stock as part of the units offered by this prospectus and will also issue the insider warrants to purchase 3,650,000 shares of common stock. In addition, we will grant an option to purchase 625,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 625,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. This is because such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders or holders of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants (or underlying securities), it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. As the initial shares will be released from escrow one year after the consummation of a business combination, our existing stockholders can make a demand for registration of the resale of their initial shares at any time commencing nine months after the consummation of a business combination. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. If our existing stockholders or the holders of the insider warrants (or underlying securities) exercise their registration rights with respect to all of their initial shares or the insider warrants (or underlying securities), as the case may be, then there will be an additional 6,775,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to satisfy burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we will be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust will be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome compliance requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we acquire a target business with operations outside of the United States, economic, political, social and other factors of the country where the target business operates may adversely affect our ability to achieve our business objective.

If we seek to acquire a target business that operates in a foreign country, our ability to achieve our business objective may be adversely affected by economic, political, social and religious factors of the country where the target business operates. The economy of such country may differ favorably or unfavorably from the U.S. economy in such respects as the level of economic development, the amount of governmental involvement, the growth rate of its gross domestic product, the allocation of resources, the control of foreign exchange, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. These differences may adversely affect our ability to acquire one or more businesses with operations outside the United States. Additionally, changes in the country’s laws or regulations or political conditions may also impact our ability to acquire a foreign target business.

One or more countries where the target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business combination.

Companies in other countries are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about United States companies. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for companies located outside the United States may differ from those that may apply in the United States, which may make the consummation of a business combination with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Foreign currency fluctuations could adversely affect our business and financial results.

If we acquire a target business which does business and generates sales in one or more countries outside the United States, foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Exchange controls that exist in certain countries may limit our ability to utilize our cash flow effectively following a business combination.

If we effect a business combination with a target business that operates in one or more countries outside of the United States, we may become subject to rules and regulations on currency conversion that are in effect in certain countries. Such rules and regulations impose restrictions on conversion of local currency into foreign currencies with respect to entities with foreign equity holdings in excess of a certain level. Such restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the country where the target business is located.

Because any target business with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

If we effect a business combination with a target business that operates in one or more countries outside of the United States, our investments in certain countries may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

Certain sectors of the economy in one or more countries where a target business operates may be subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve our business objective.

Some countries have in place government regulations that aim to limit foreign ownership in certain sectors of their economy. As we intend to avoid sectors in which foreign investment is disallowed, the possible number of acquisitions outside of the United States that are available for investment may be limited. Our management team will evaluate the risk associated with investments in sectors in which foreign investment is restricted. However, there can be no guarantee that our management team will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by the applicable government. Any changes in policy could have an adverse impact on our ability to achieve our business objective.

If any relevant government authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws or regulations in place, they would have broad discretion in dealing with such a violation, including, without limitation:

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Levying fines;

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Revoking our business and other licenses; and

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Requiring that we restructure our ownership or operations.

If we effect a business combination with a target business located outside of the United States, the target business’s operations may become less attractive if political and diplomatic relations between the United States and the country where the target business is located deteriorate.

The relationship between the United States and the country where a target business is located may weaken over time. Changes in the state of the relations between such country and the United States are difficult to predict and could adversely affect our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability. Any meaningful deterioration of the political and diplomatic relations between the United States and the relevant country could have a material adverse effect on our operations after a successful completion of a business combination.

If we effect a business combination with a target business located outside of the United States, we may be unable to enforce our rights because the local judiciary, which may be relatively inexperienced in enforcing corporate and commercial law, will determine the scope and enforcement of almost all of our target business’s material agreements under local law.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The local judiciary may be relatively inexperienced in enforcing corporate and commercial law, and the system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Because certain of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them.

Two of our directors, one of whom also serves as an officer, reside outside of the United States. Additionally, if we effect a business combination with a company located overseas, substantially all of our assets will be located outside of the United States after the consummation of the business combination. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States Federal securities laws. Further, it is unclear whether extradition treaties that may be in effect would permit effective enforcement of criminal penalties of the United States Federal securities laws.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect a business combination with a company located outside of the United States, we would be subject to risks associated with companies operating in the target business’s home jurisdiction. The additional risks we may be exposed to include but are not limited to the following:

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations; and

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crimes, strikes, riots, civil disturbances, terrorist attacks and wars.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

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ability to complete a combination with one or more target businesses;

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success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

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our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

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potential inability to obtain additional financing to complete a business combination;

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limited pool of prospective target businesses;

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potential change in control if we acquire one or more target businesses for stock;

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public securities’ limited liquidity and trading;

•

failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

•

use of proceeds not in trust or available to us from interest income on the trust account balance; or

•

our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$100,000,00 0		$115,000,000
From private placement of insider warrants	3,650,000		3,650,000
Total gross proceeds	$103,650,000		$118,650,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4.00% of which is payable at closing and excluding 3.00% which is payable upon consummation of a business combination)	4,000,000	(2)	4,600,000 (2)
Legal fees and expenses (including blue sky services and expenses)	300,000		300,000
Miscellaneous expenses	66,424.25		66,424.25
Printing and engraving expenses	65,000		65,000
American Stock Exchange filing and listing fee	70,000		70,000
Accounting fees and expenses	50,000		50,000
SEC registration fee	24,850.75		24,850.75
NASD filing fee	23,725		23,725
Total offering expenses	$4,600,000		$5,200,000
Net proceeds before payment of deferred underwriting fees
Held in trust	99,000,000		113,400,000
Not held in trust	50,000		50,000
Total net proceeds	$99,050,000		$113,450,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust fund(3)
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	$600,000		(33.3)%
Payment of administrative fee to Renova U.S. Management LLC ($7,500 per month for 24 months)	180,000		(10.0)%
Legal and accounting fees relating to SEC reporting obligations	200,000		(11.1)%
Due diligence of prospective target businesses by officers, directors or existing stockholders	250,000		(13.9)%
D&O Insurance	250,000		(13.9)%
Working capital to cover miscellaneous expenses and general corporate purposes	320,000		(17.8)%
Total	$1,800,000		(100.0)%

——————

(1)

Approximately $155,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been paid from the advances made by Columbus Acquisition Holdings LLC and sale of stock to the initial stockholders. These advances will be repaid out of the proceeds of this offering available to us.

(2)

No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $3,000,000, or $3,450,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)

The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the over-allotment is exercised. In addition, an aggregate of up to $1,750,000 of interest income earned on the amounts held in the trust account will be released to us from time to time upon our written request to fund our expenses relating to investigating and selecting a target business and other working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, Columbus Acquisition Holdings LLC, our principal initial stockholder, has committed to invest $3,650,000 in us by acquiring the insider warrants. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

$95,350,000, or $109,750,500 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $3,650,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes a portion of the underwriting discounts and commissions, including the non-accountable expense allowance, payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us from time to time upon our request of (i) up to $1,750,000 to fund our expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Renova U.S. Management LLC of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. Renova U.S. Management LLC is a limited liability company controlled by Andrew Intrater, our Chairman of the Board and Chief Executive Officer. Mr. Intrater owns 63.4% , Jason Epstein and Michael Sloan, our Senior Vice Presidents, each own 7.3% and Jay M. Haft owns 22% of the membership interests of Renova U.S. Management LLC. This arrangement is being agreed to by Renova U.S. Management LLC for our benefit and is not intended to provide Mr. Intrater or any other member of our management team with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Renova U.S. Management LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us, and there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital to cover miscellaneous expenses, and general corporate purposes, dissolution obligations and reserves.” To the extent such out-of-pocket expenses exceed the available funds not held in trust and the interest income of up to $1,750,000 earned on the funds held in the trust account, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $50,000. In addition, interest earned on the funds held in the trust account of up to $1,750,000 may be released to us from time to time upon our request to fund our expenses relating to investigating and selecting a target business and other working capital requirements. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe that these funds will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time.  However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business combination.  For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business combination, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

The allocation of net proceeds not held in trust and amounts available from the interest income earned on the trust fund represents our best estimate of the intended uses of these funds. We do not expect to use such amounts for anything other than the purposes stated above. However, management may be required to pay a different amount than the amount indicated in the table above for legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination, depending upon the level of complexity of such business combination. The difference, if any, will be allocated to, or deducted from, our working capital. We do not expect any material variation between the amounts allocated to the other categories under the heading “Use of net proceeds not held in trust and amounts available from interest income earned on the trust fund” in the table above and the amounts that we will actually use for the purposes specified in those categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business including for maintenance or expansion of operation of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Columbus Acquisition Holdings LLC has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Columbus Acquisition Holdings LLC has advanced to us a total of $143,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At March 31, 2007, our net tangible book value was a deficiency of $452,364 or approximately $(0.14) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at March 31, 2007 would have been $67,282,147 or $5.67 per share, representing an immediate increase in net tangible book value of $5.81 per share to the existing stockholders and an immediate dilution of $2.33 per share or 29.1% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $28,790,400 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $3,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.14)
Increase attributable to new investors and private sales	5.81
Pro forma net tangible book value after this offering		5.67
Dilution to new investors		$2.33

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	3,125,000	20.0%	$25,000	0.025%	$0.008
New investors	12,500,000	80.0%	$100,000,000	99.975%	$8.00
	15,625,000	100.0%	$100,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(452,364)
Net proceeds from this offering and the sale of the insider warrants (net of deferred underwriting discounts and commissions)	96,050,000
Offering costs paid in advance and excluded from net tangible book value before this offering and the sale of the insider warrants	474,911
Less: Proceeds held in trust subject to conversion to cash ($96,000,000 x 29.99%) (1)	(28,790,400)
$67,282,147
Denominator:
Shares of common stock outstanding prior to this offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 x 29.99%)	(3,748,750)
11,876,250

——————

(1)

Does not include the deferred underwriting discounts and commissions ($0.24 per share) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2007 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2007
	Actual	As Adjusted(1)

Note payable to stockholder	$143,000	$—
Total debt	$143,000	$—
Common stock, $.0001 par value, -0- and 3,748,750 shares which are subject to possible conversion, shares at conversion value	$—	$28,790,400
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 35,000,000 shares authorized(2); 3,125,000 shares issued and outstanding, actual; 11,876,250 shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion), as adjusted	313	1,188
Additional paid-in capital	24,687	67,283,412
Deficit accumulated during the development stage	(2,453)	(2,453)
Total stockholders’ equity:	$22,547	$67,282,147
Total capitalization	$165,547	$96,072,547

——————

(1)

Includes the $3,650,000 we will receive from the sale of the insider warrants.

(2)

The number of authorized shares of our common stock will be increased to 39,000,000 shares prior to the consummation of this offering.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account (a portion of which is made up of $3,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on August 1, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that we believe has significant growth potential. We have not identified particular industries and/or types of businesses that may provide such growth opportunities. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock in a business combination:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Liquidity and Capital Resources

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 3,125,000 shares of our common stock to the initial stockholders, and an advance from Columbus Acquisition Holdings LLC that is more fully described below. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $600,000 and underwriting discounts of approximately $7,000,000, or $8,050,000 if the over-allotment option is exercised in full, will be approximately $92,400,000, or approximately $106,350,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that $3,000,000 of the underwriting discounts and commissions, or $3,450,000 if the over-allotment option is exercised in full, will not be payable unless and until we consummate a business combination. Accordingly, $95,350,000, or $109,750,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $50,000 in either case will not be held in trust. An additional $3,650,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with up to $1,750,000 of interest earned on the trust account balance that may be released to us from time to time upon our written request, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business combination. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business combination, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate. Following this offering, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•

$180,000 for the administrative fee payable to Renova U.S. Management LLC ($7,500 per month for two years);

•

$600,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•

$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

$250,000 of expenses for the due diligence and investigation of a target business by our management team and existing stockholders;

•

$320,000 for general working capital that will be used for miscellaneous expenses and general corporate purposes ; and

•

$250,000 for director and officer liability insurance premiums.

The report of Goldstein Golub Kessler LLP, our independent registered public accounting firm, contains a going concern qualification. The amount of available proceeds is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Nevertheless, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds following the offering through a private offering of debt or equity securities, if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Renova U.S. Management LLC a monthly fee of $7,500 for general and administrative services. Renova U.S. Management LLC is a limited liability company controlled by Andrew Intrater, our Chairman and Chief Executive Officer. Mr. Intrater owns 63.4% , Jason Epstein and Michael Sloan, our Senior Vice Presidents, each own 7.3% and Jay M. Haft owns 22% of the membership interests of Renova U.S. Management LLC.

On August 10, 2006, Columbus Acquisition Holdings LLC, our principal initial stockholder, advanced an aggregate of $150,000 to us for payment of offering expenses on our behalf. As of March 31, 2007, the amount due on the loan is $143,000. The loan will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

In addition, Columbus Acquisition Holdings LLC, our principal initial stockholder, has committed to invest $3,650,000 in us by acquiring warrants to purchase 3,650,000 shares of our common stock at a price of $1.00 per warrant. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 625,000 units. This option will be valued at the date of issuance; however, for illustrative purposes, we estimate that the fair value of this option is approximately $1,762,500 ($2.82 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 41%, (2) risk-free interest rate of 4.50% and (3) expected life of 5 years. The expected volatility was developed based on the actual weekly volatilities of securities of other similarly structured blank check companies.

PROPOSED BUSINESS

Overview

We are a recently organized Delaware blank check company incorporated on August 1, 2006 in order to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying prospective target businesses will not be limited to a particular industry.

We will seek to capitalize on the significant strength of our management team, which is experienced in business operations as well as in sourcing, structuring, financing and consummating business combinations in a variety of industry sectors, involving cross-border transactions as well as domestic transactions. Through our management team, we believe that we have extensive contacts and sources, including private equity funds, public and private company contacts, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. We believe that the combination of solid operating experience and the extensive contacts, relationships and sources that our management team has makes us well-positioned to explore attractive acquisition opportunities in Europe, Russia and the United States.

We will focus our efforts on seeking a business combination from corporate divestitures, private businesses and portfolio companies currently held by private equity firms specializing in leveraged buyouts. We believe that there are opportunities to effect middle market acquisitions and that, as a well-financed public entity possessing broad investment, acquisition and operating experience, we are well positioned to identify target acquisitions and to effect a business combination. We intend to seek a business combination through one of the following sources:

•

Corporate Restructurings. Corporate restructurings may present opportunities to acquire operating divisions or subsidiaries from companies that divest non-core assets.

•

Private Middle Market Companies. Owners of privately held middle market companies may seek to realize the value of their investments through a sale of their company.

•

Portfolio Companies of Private Equity Firms. Because most private equity funds must distribute the fund assets following a fixed term of years, they typically seek transactions for their portfolio companies that result in the receipt of cash or marketable securities.

Business Strategy

We have identified the following guidelines that we believe are important in evaluating prospective target businesses. We will use these guidelines in evaluating business combination opportunities. However, we may decide to enter into a business combination with a target business or businesses that do not meet all of these guidelines.

•

Established companies with positive cash flow. We will generally seek to acquire established companies with a history of positive cash earnings before interest, taxes, depreciation and amortization. We do not intend to acquire start-up companies, companies with speculative business plans or companies that we believe have significant technology risk.

•

Strong competitive position in industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. The factors we will consider include product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection, brand positioning and capitalization. We will seek to acquire businesses that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and operate businesses or in industries with significant barriers to entry. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•

Experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record for delivering growth and profits through strategic business management and effective team building.

•

Diversified customer and supplier base. We will seek to acquire businesses that have a diversified customer and supplier base. We believe that companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Transaction Structures

We believe the majority of the transactions we will review and consider fall into the following categories:

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Growth Scenarios – situations where companies have the opportunity for growth through market development, incremental marketing, or increases in working capital.

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Fragmented Industries – industries characterized by a large number of small to mid-size firms in which opportunities may arise.

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Divisional Spin-outs – operating units or subsidiaries of companies that may have been neglected by the parent in terms of focus, resources or funding and may no longer be considered strategic or core business units.

Competitive Strengths

We believe that we have the following competitive strengths, which will help us compete for an attractive business combination opportunity. However, we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

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Experienced Transaction Investors. Our management team, including our officers and directors, has been involved in transaction development, acquisition due diligence, structuring, negotiating and closing acquisition and growth financing transactions in both the public and private markets. In addition, our management team has served on the boards of directors of acquiring and acquired private and public companies.

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Extensive Public, Private Equity and Mergers and Acquisitions Contacts. Our management team has significant experience and contacts in the public and private equity markets and mergers and acquisitions industry. In addition, our management team has a network of business relationships with executives and board members of privately held companies. We believe that these contacts will provide our management team with access to acquisition opportunities.

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Management Operating Experience. Our management team has acquisition and operating experience in a variety of industries in Europe, Russia and the United States. We believe that this experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities in these sectors. This experience also assists us in evaluating whether acquisition targets have the human and other resources necessary to sustain themselves as publicly traded companies.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of our insider warrants, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the insider warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected or approached any target business, nor have we selected any target industry, on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we contract, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest or claim of any kind whatsoever in or to any funds held in the trust account for the benefit of our public stockholders. Such a waiver will apply to any kind of right, title, interest or claim that a potential contracted party may have. In the event that a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a vendor or service provider or a prospective target business refuses to execute such a waiver, then Mr. Intrater will be personally liable to cover the potential claims made by such party, but only if, and to the extent that, the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Other than the broad guidelines described above that we will generally seek to acquire established companies with positive cash flow, companies with strong positions within their industry, companies with experienced management teams and companies with a diversified customer and supplier base, we have not established any specific attributes or criteria for prospective target businesses. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of that company. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation from us or any third party, including the prospective target, prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). There is no business affiliated with our officers or directors that is currently being considered as a potential target, but if we decide to enter into a business combination with a target business that is affiliated with any of our officers or directors, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Following a business combination, our management may receive a fee for prospective services they may render to the target business, subject to the approval of a majority of the disinterested members of our board. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth and media coverage, should these outlets develop. We may pay a finder’s fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.

Selection of a Target Business and Structuring of a Business Combination

Messrs. Intrater, Lipari, Epstein and Ernestus will supervise the process of evaluating prospective target businesses, and we expect that they will devote substantial time to the search for an acquisition candidate. They will be assisted by the rest of our management team, together with our outside attorneys, accountants and other representatives.

Subject to the requirement that our initial business combination must be with a target business with a fair market value of at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Other than the broad guidelines described above that we will generally seek to acquire established companies with positive cash flow, companies with strong positions within their industry, companies with experienced management teams and companies with a diversified customer and supplier base, we have not established any specific attributes or criteria for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operation;

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cash flow potential;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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regulatory or technical barriers to entry;

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stage of development of the products, processes or services;

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security measures employed to protect technology, trademarks or trade secrets;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. Management will consider these criteria as a whole. For example, one target with a balance sheet that is stronger than another target due to the existence of higher stockholder’s equity or other indicia of financial strength, may have a less established competitive position in its market. We cannot say in advance which criteria will be most important when evaluating two or more potential business combinations. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The structure of a particular business combination may take the form of a merger, capital stock change, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business

The target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. To reduce potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with any member of our board of directors, management or initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event that we obtain such opinion, we will file it with the Securities and Exchange Commission.

Lack of Business Diversification

Our business combination must be with a target business or businesses that satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. We will consummate a business combination only if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders have agreed to vote their respective shares of common stock included in their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning 30% or more of the shares sold in this offering do not both exercise their conversion rights and vote against the business combination.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account (a portion of which is made up of $3,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.92, or $0.08 less than the per-unit offering price of $8.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote no against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation. Thus, the conversion right that stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered its certificate for conversion and subsequently decided prior to the meeting not to elect conversion, it may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they received as part of the units.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise approved by a large majority of our public stockholders.

If the business combination is not approved or completed for any reason, then public stockholders voting against such business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would only be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account in the event that such stockholders elect to vote against a subsequent business combination that is approved by stockholders and completed, or in connection with our dissolution and liquidation, discussed below.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.92 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights, particularly for those stockholders who do not sell, or receive less than an aggregate of $0.08 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share. Because converting shareholders will receive their proportionate share of deferred underwriting compensation at the time of closing of our business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until _________, 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our stockholders to formally vote to approve our dissolution and liquidation). We view this provision terminating our corporate life by _________, 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders. This provision will be amended only in connection with, and upon consummation of, our initial business combination by such date.

If we are unable to complete a business combination by _________, 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account including:

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all accrued interest, net of income taxes payable on such interest and interest income of up to an aggregate of $1,750,000 on the trust account balance that has been released to us prior to such distribution to fund our expenses relating to investigating and selecting a target business and other working capital requirements, including the costs of liquidation; and

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all deferred underwriting discounts and commissions,

as well as any of our remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Columbus Acquisition Holdings LLC has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account after payments to us for working capital and amounts paid or accrued for taxes, the initial per-share liquidation price would be $7.92, or $0.08 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Andrew Intrater, our Chairman of the Board and Chief Executive Officer, has personally agreed, pursuant to an agreement with us and Lazard Capital Markets LLC that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that he would be able to satisfy those obligations in all instances. Accordingly, the actual per-share liquidation price could be less than $7.92, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after _________, 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind whatsoever they may have in or to any monies held in the trust account. Such a waiver will apply to any kind of right, title, interest or claim that a potential contracted party may have. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after _________, 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of April 30, 2007, based upon publicly available information , approximately 50 blank check companies that have completed initial public offerings in the United States with more than approximately $4.5 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, as of April  30, 2007, there are approximately 37 additional blank check companies that are still in the registration process but have not completed initial public offerings, which will have approximately $3.2 billion in trust upon completion of the offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•

our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•

our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 153 East 53rd Street, 58th Floor, New York, New York 10022. The cost for this space is included in the $7,500 per-month fee Renova U.S. Management LLC will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Renova U.S. Management LLC. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Renova U.S. Management LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have six executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. Intrater, Lipari, Epstein and Ernestus to each devote at least 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic Reporting and Audited Financial Statements

On or about the date on which the SEC declares effective the registration statement, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, we will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison of this offering to those of blank check companies subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$95,350,000 of the net offering proceeds plus the $3,650,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $95,350,000 of net offering proceeds plus the $3,650,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside and (ii) up to $1,750,000 that can be used for working capital purposes, including the costs of our dissolution and liquidation in such an event.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form
8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets LLC has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

Except for (i) up to $1,750,000 we may need to fund our expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Andrew Intrater	44	Chairman of the Board and Chief Executive Officer
Michael W. Ernestus	57	Executive Director and President
Louis Ferrante	47	Chief Financial Officer and Secretary
Paul F. Lipari	38	Senior Vice President
Jason Epstein	33	Senior Vice President
Michael Sloan	33	Senior Vice President
Barry J. Rourke	56	Director
Eric Zachs	47	Director
Rolf Zimmermann	60	Director
Jason Lustig	44	Director

Andrew Intrater has been our Chairman of the Board and Chief Executive Officer since our inception and served as our President from inception until the end of April 2007 .. Since January 2000, Mr. Intrater has been the Chief Executive Officer of Columbus Nova, a private investment firm with offices in New York, Los Angeles, Charlotte and Moscow. Columbus Nova manages approximately $2.0 billion of investor capital (consisting of approximately $500 million of net assets, and $1.5 billion of collateralized debt obligations). Mr. Intrater also serves as the Senior Managing Partner of Columbus Nova’s investment business, including Columbus Nova Capital and Columbus Nova Opportunity Fund, and is a former Director of Renova Management, a global leader in energy, base metals and mining industries, and also currently a member of the Executive Board of Renova Management. Columbus Nova is the U.S.-based affiliate of the Renova Group of companies, one of the largest Russian strategic investors in the metallurgical, oil, machine engineering, mining, chemical, construction, housing & utilities and financial sectors, with net assets of approximately $9 billion at the end of 2005. Renova Group of companies is a shareholder of leading mining and industrial entities in the Russian and global business communities, such as TNK-BP, OJSC SUAL-Holding and CJSC Integrated Energy Systems. In addition, Renova Group of companies have affiliated investment companies that operate in real estate (Renova-Development, Renova-Stroi-Group), portfolio investment (Direct Investments Fund) and intangible asset management (Institute for Corporate Development). From March 1993 until the end of 1999, Mr. Intrater served as President and Chief Operating Officer of Oryx Technology Corp., and its predecessor, ATI, a leading manufacturer of semi-conductor testing equipment, based in Silicon Valley. Mr. Intrater serves as Chairman of the Board of Directors of Moscow Cablecom Corp., a company listed on the Nasdaq Global Market. In November 2006, Renova Media Enterprises Ltd., a principal shareholder of Moscow Cablecom Corp., offered to acquire all of the common shares of Moscow Cablecom that it does not own. Mr. Intrater is also a member of the Board of Directors of Oryx Technology Corp., Clareos, Inc., White Energy Partners, LLC and Ethertouch, Ltd. Mr. Intrater received a B.S. from Rutgers University.

Michael W. Ernestus has been our Executive Director since November 2006 and was appointed as our President in May 2007. Since October 2001, Mr. Ernestus has been a Managing Partner of Artus Advisors, LLC, a financial advisory firm for hedge funds, start-up and second stage investments as well as leveraged buyout transactions. Since June 2005, Mr. Ernestus has also been a Managing Partner of Atlantic European Partners, LLC, a privately-held investment company with focus on investments in European industrial manufacturing industries. From 1997 to 2001, Mr. Ernestus was the Managing Member of Recovery Asset Management, LLC, an advisory firm to hedge funds as well as to a Luxemburg-based publicly traded fund. From 1993 to 1996, Mr. Ernestus served as the Head of Investment Banking and Origination & Syndication and as a member of the Board of Directors of the German operation of SBC-Warburg (formerly Schweizerischer Bankverein (Deutschland) AG). During that period, Mr. Ernestus was also the Managing Director, Corporate Finance of SBC-Warburg, London (formerly Swiss Bank Corporation, London). From 1991 to 1993, Mr. Ernestus was a Director, Investment Banking at Salomon Brothers AG in Frankfurt, Germany. From 1986 to 1991, Mr. Ernestus was a Vice President at Bankers Trust in New York, first in their Corporate Finance, Foreign Direct Investment Group and later in their Merchant Banking Origination Group. From 1983 to 1986, Mr. Ernestus was a Vice President in the Commercial Banking Division of Deutsche Bank AG’s New York Branch. From 1978 to 1982, Mr. Ernestus assumed various positions at Berliner Handels- und Frankfurter Bank (BHF-Bank) in Frankfurt and New York. Mr. Ernestus received a Graduate

Degree in Law and a Doctorate in Law from Johann-Wolfgang-Goethe-Universität in Frankfurt, Germany and an LL.M. from the University of California, Boalt Hall School of Law as well as an M.B.A. from New York University, Stern School of Business.

Louis Ferrante has been our Chief Financial Officer and Secretary since August 2006. Mr. Ferrante has served as a special consultant to Columbus Nova since August 2006, and served as Chief Operating Officer of Columbus Nova from May 2006 until July 2006, where he has been involved with finance, investing, special projects and operations activities. Prior to joining Columbus Nova, Mr. Ferrante was employed by Citigroup from 1993 until December 2004 in a variety of roles. From 1998 until December 2004, Mr. Ferrante managed and was co-chief investment officer for the Citigroup Pension Fund, a $10 billion investment vehicle investing in a variety of asset classes globally. Since June 2005, Mr. Ferrante has served as a member of the Board of Directors and as Chairman of the Audit Committee for the CRM Funds, with assets under management of $4.3 billion at December 31, 2006. From January to May of 2005, Mr. Ferrante was a private investor. For ten years prior to joining Citigroup, Mr. Ferrante was a senior manager with Ernst & Young, where he was involved in audit and tax matters, as well as merger and acquisition transactions. Mr. Ferrante is a member of the CFA Institute, the New York State Society of Security Analysts, the American Institute of Certified Public Accountants, and the New York State Society of CPAs. Mr. Ferrante has a B.B.A in accounting from Pace University, where he was an adjunct professor in accounting from 1987 until 1993, and is both a Charted Financial Analyst (CFA) and a Certified Public Accountant (CPA).

Paul F. Lipari has been our Senior Vice President since November 2006. Mr. Lipari has been a partner of Columbus Nova since July 2006. Since February 2003, Mr. Lipari has been a founding partner of Hudson Capital Advisors, an affiliate of Columbus Nova, focused on providing investment banking advisory services (including M&A, debt and equity capital raising and restructuring services), to middle market companies. From 2001 to 2003, Mr. Lipari worked for Trimaran Capital Partners, a $1.5 billion private equity fund. At Trimaran, Mr. Lipari primarily focused on Media and Telecommunications investments. From 1997 to 2001, Mr. Lipari worked as an Executive Director in the Leveraged Finance Group for CIBC World Markets, and worked on a variety of senior bank debt, high yield debt and private/public equity transactions. While in the Leveraged Finance Group at CIBC, Mr. Lipari spent considerable time working on numerous financings for Global Crossing, a provider of telecommunications services, and was involved with monitoring CIBC’s private equity investment in Global Crossing. Mr. Lipari sat on the board of Global Crossing prior to 2000. From 1994 to 1997, Mr. Lipari worked at Salomon Brothers, Inc. where he was an associate in their High Yield Group and an analyst in their Merchant Banking Group. Mr. Lipari currently serves as the Chairman of White Energy Partners, LLC, in which Columbus Nova holds a 33% interest. Mr. Lipari received an M.B.A. from The Amos Tuck Business School at Dartmouth and a B.A. from Yale University.

Jason Epstein has been our Senior Vice President since August 2006. Since February 2002, Mr. Epstein has been a partner of Columbus Nova, primarily responsible for private investment activities. In 1998, Mr. Epstein founded eLink Communications, a provider of broadband, networking and application services, and served as its Chief Executive Officer for three years, until September 2001. From October 2001 to January 2002, Mr. Epstein was a private investor. Mr. Epstein was also the co-founder of HealthExtras, Inc., a full-service pharmacy management company listed on the Nasdaq Global Select Market. Mr. Epstein has twice been a finalist for the Ernst & Young Entrepreneur of the Year Award and was named one of forty “Rising Stars” in the Washington Business Forward’s “The Next Network.” Mr. Epstein serves on various Boards of Directors of portfolio companies. Mr. Epstein received a B.A. from Tufts University.

Michael Sloan has been our Senior Vice President since November 2006. Since February 2002, Mr. Sloan has been a partner of Columbus Nova, primarily responsible for origination and management of investments for Columbus Nova’s private investment activities, as well as acting as the principal financial officer and providing financial and strategic planning advice. In 1998, Mr. Sloan co-founded eLink Communications and served as its President and Chief Financial Officer for three years, until September 2001. From October 2001 to January 2002, Mr. Sloan was a private investor. Mr. Sloan was also the co-founder of HealthExtras, Inc., a full-service pharmacy management company listed on the Nasdaq Global Select Market. Mr. Sloan has twice been a finalist for the Ernst & Young Entrepreneur of the Year Award . Mr. Sloan received a B.A. from Cornell University.

Barry J. Rourke has been a member of our Board of Directors since November 2006. Since August 2004, Mr. Rourke has served as Chairman of the Audit Committee of SUAL Holding, the company responsible for the management of the SUAL Group assets. The SUAL Group is a fully vertically integrated aluminum company that ranks amongst the world’s top ten aluminum producers, comprised of 20 businesses that are located in nine Russian regions and in Ukraine, Zaporozhye City and are involved in the production of bauxite, alumina, primary aluminum, silicon, semi-finished and finished aluminum products. The SUAL Group has recently entered into an agreement with RUSAL, the world’s third largest aluminum producer, and Glencore International AG, the Swiss natural resources group, to create the “United Company RUSAL,” by merging their respective aluminum and alumina assets. SUAL Holding is affiliated with Columbus Nova through common ownership. Since April 2001, Mr. Rourke has served as Chairman of the Board of Threshold Housing, a social housing provider with over 6,000 residential units. Mr. Rourke also serves as non-executive Chairman of Cadogan Petroleum plc, a company with oil and gas exploration and development interests in Ukraine; as an independent member of the Audit Committee for the Department of Trade and Industry in the United Kingdom; and as a non-executive Director of Surrey and Borders Partnership NHS Trust, a leading mental health and learning disability trust in the United Kingdom. Mr. Rourke was an Audit Partner with PricewaterhouseCoopers in the United Kingdom from 1984 until his retirement in December 2001.

Eric Zachs has been a member of our Board of Directors since November 2006. Since October 2004, Mr. Zachs has been a Managing Partner of Bantry Bay Ventures – Asia, LLC, a private equity firm focused on investment in Asia. Since March 2006, Mr. Zachs has also served as the Chairman of the Board of Shanxi Taiyue Trading and Transportation Co., Ltd., based in Shanxi Province, China. Taiyue Trading facilitates the transportation of coal in Shanxi and nearby provinces through the rail system as it owns railroad platforms and coal trading licenses. From 2000 to 2004, Mr. Zachs was the General Partner of the Entrust Capital Frontier Fund. The Frontier Fund is a venture capital fund that focused primarily on software, semiconductors and the wireless industries. From 1989 to 1995, Mr. Zachs served in a variety of capacities at Message Center USA, Inc., a nationwide paging company, including as President and Chief Operating Officer. In 1995, Message Center was sold to AirTouch Paging (currently Vodafone Group Plc) for over $100 million. In 1993, Mr. Zachs co-founded Message Center Management, Inc. which, along with its affiliates, currently owns over 70 antenna sites and manages over 800 antenna sites for the wireless industry. Mr. Zachs has been Co-Chairman of Message Center Management, Inc. since 1993. Mr. Zachs is the former President of the Greater Hartford Jewish Community Center and Hartford Dispensary (providing medical and substance abuse care for the indigent) and serves on the boards of the Hebrew Health Care, Jewish Federation of Greater Hartford and Solomon Schechter Day School. Mr. Zachs received a B.A. from Tufts University and a J.D. from Columbia University School of Law.

Rolf Zimmermann has been a member of our Board of Directors since November 2006. Since August 2006, Mr. Zimmermann has been the Chief Executive Officer of Müller Weingarten AG, Germany, a global leader in the metal forming business, with particular focus on presses for the automotive industry. Since May 2005, Mr. Zimmermann has also been a Managing Partner of Atlantic European Beratungs GmbH, a privately-held investment company with focus on restructurings and investments in European industrial manufacturing industries, notably in the areas of automotive, machine tools, and aerospace. In addition, since 2002, Mr. Zimmermann has been the Managing Partner of his own consulting company, Rolf Zimmermann Consulting GmbH, focusing on consulting and investing in the automotive supplier and other manufacturing industries in Germany. Mr. Zimmermann has over thirty five years’ experience in automotive manufacturing, having originally trained as a mechanical engineer. From 1997 to 2002, Mr. Zimmermann was in charge of European Manufacturing, serving as the Corporate Vice President of the Ford Motor Company, Detroit, as well as serving as Chief Executive Officer of Ford AG, Germany. From 1996 to 1997, Mr. Zimmermann was a member of the Board of Managing Directors, in charge of Production and Development at one of the world’s oldest car manufacturers, the Czech Škoda, founded in 1905 and owned since 1990 by Volkswagen AG. Prior to 1996, Mr. Zimmermann held various management positions in plant and vehicle production divisions at General Motors and its German subsidiary, Adam Opel AG. Mr. Zimmermann is a Non-Executive Director at Wagon Plc, Birmingham, UK, a London Stock Exchange-listed European automotive supplier, where he serves on the audit, nomination and remuneration committees. In addition, Mr. Zimmermann serves as an outside director to Flexible Solutions Group, Karlsruhe, Germany, a manufacturer of compensators for the automotive industry and other industrial applications. Mr. Zimmermann received a Dipl. Eng. from the University of Applied Science, Wiesbaden.

Jason Lustig has been a member of our Board of Directors since November 2006. Since 1989, Mr. Lustig has been a prosecuting attorney for the Los Angeles County District Attorney’s Office. Since 1989, Mr. Lustig has also served as Secretary of Magnum Motion Pictures, Inc., a privately-held motion picture production company with offices in New York and Los Angeles. Mr. Lustig received a B.A. with high honors from Rutgers University where he was a member of Phi Beta Kappa and a J.D. cum laude from Boston University School of Law.

Our Board of Directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of

Rolf Zimmermann and Jason Lustig, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael W. Ernestus and Eric Zachs, will expire at the second annual meeting. The term of the third class of directors, consisting of Andrew Intrater and Barry J. Rourke, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Renova U.S. Management LLC, a limited liability company controlled by Andrew Intrater, our Chairman and Chief Executive Officer, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Intrater or any other members of our management team with compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of the members of our management team, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us; provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. There will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Rourke, Zachs, Zimmermann and Lustig are “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Barry J. Rourke, as Chairman, Eric Zachs and Rolf Zimmermann, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Rourke satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Rolf Zimmermann, as Chairman, Eric Zachs and Jason Lustig, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated:

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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares owned by our initial stockholders, some of whom are our officers and directors, will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, including the insider warrants, which will expire worthless if a business combination is not consummated. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of the insider warrants has agreed that such securities will not be sold or transferred by it until 90 days after we have completed a business combination. Moreover, our officers and directors may enter into consulting or employment agreements with our company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

•

The ability of the holders of our insider warrants to exercise the insider warrants on a cashless basis if we call such warrants for redemption may cause a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or a director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

To the extent one of our officers or directors has or were to develop a conflict of interest in determining to which entity to present a potential business opportunity, he must make prompt, full and complete disclosure of the relevant facts both to us and to the other entity, and must recuse himself from voting on the matter. In any such case, we will appoint a special committee of disinterested directors to evaluate and vote upon the business combination.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

In the event we consider a target business affiliated with a member of our board of directors, which may include entities in which one of the private equity firms listed above has made an investment, we would establish a special committee consisting of disinterested members of our board of directors to oversee the negotiations with such affiliated entity and evaluate and vote upon the business combination. To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with our management team or our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 16, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Insider Purchases		After Offering and Insider Purchases(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock

Columbus Acquisition Holdings LLC 153 East 53rd Street, 58th Floor, New York, New York 10022	2,692,500	86.2%	2,692,500	17.2%
Andrew Intrater(3)	2,692,500	86.2%	2,692,500	17.2%
Michael W. Ernestus	312,500	10.0%	312,500	2.0%
Barry J. Rourke	30,000	*	30,000	*
Eric Zachs	30,000	*	30,000	*
Rolf Zimmermann	30,000	*	30,000	*
Jason Lustig	30,000	*	30,000	*
Louis Ferrante(4)	156,250	5.0%	156,250	1.0%
Paul F. Lipari(5)	437,500	14.0%	437,500	2.8%
Jason Epstein(6)	437,500	14.0%	437,500	2.8%
Michael Sloan(7)	281,250	9.0%	281,250	1.8%
Jay M. Haft(8)	312,500	10.0%	312,500	2.0%

All directors and executive officers as a group (ten individuals)	3,125,000	100.0%	3,125,000	20.0%

——————

*

Less than 1.0%

(1)

Unless otherwise indicated, the business address of each of the individuals is c/o Columbus Acquisition Holdings LLC, 153 East 53rd Street, 58th Floor, New York, New York 10022.

(2)

Does not reflect 3,650,000 shares of common stock issuable upon exercise of warrants held by Columbus Acquisition Holdings LLC, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.

(3)

Mr. Intrater is our Chairman of the Board and Chief Executive Officer. Columbus Acquisition Holdings LLC is the record holder of 2,692,500 shares of our common stock. Columbus Acquisition Holdings LLC is controlled by Mr. Intrater, who holds sole voting and investment power with respect to the 2,692,500 shares of our common stock held by Columbus Acquisition Holdings LLC. As a result, Mr. Intrater may be deemed to beneficially own all the 2,692,500 shares of our common stock held by Columbus Acquisition Holdings LLC. Mr. Intrater holds 36.2% of the membership interests of Columbus Acquisition Holdings LLC.

(4)

Mr. Ferrante is our Chief Financial Officer and Secretary. Reflects the ownership by Mr. Ferrante of 5.8% of the membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Ferrante may be deemed to own 156,250 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(5)

Mr. Lipari is our Senior Vice President. Reflects the ownership by Mr. Lipari of 16.3% of the membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Lipari may be deemed to own 437,500 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(6)

Mr. Epstein is our Senior Vice President. Reflects the ownership by Mr. Epstein of 16.3% of the membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Epstein may be deemed to own 437,500 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(7)

Mr. Sloan is our Senior Vice President. Reflects the ownership by Mr. Sloan of 10.5% of the membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Sloan may be deemed to own 281,250 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(8)

Reflects the ownership by Mr. Haft of 11.6% of the membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Haft may be deemed to own 312,500 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

Immediately after this offering, our existing stockholders, which include several of our officers and directors, will own an aggregate of 20% of the then issued and outstanding shares of our common stock, of which 2,692,500 shares may be deemed to be beneficially owned through their ownership of membership interests in Columbus Acquisition Holdings LLC (which is the record owner of such shares), and an aggregate of 432,500 shares will be owned directly by Messrs. Ernestus, Rourke, Zachs, Zimmermann and Lustig (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

one year after our consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except to members of our management team, our employees, other persons or entities associated with members of our management team and in certain other limited circumstances, such as to immediate family members of such persons and to trusts for estate planning purposes (but the transferees receiving such shares must first agree to be subject to the transfer restrictions described above), but will retain all other rights as our stockholders (to the extent of their shares of common stock), including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Columbus Acquisition Holdings LLC, our principal initial stockholder that is an entity controlled by certain members of our management team, has committed to invest $3,650,000 in us by acquiring warrants to purchase 3,650,000 shares of our common stock at a price of $1.00 per warrant. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Columbus Acquisition Holdings LLC. The insider warrants were priced in relation to prices paid by insider purchasers of other similar blank check companies for comparable warrants of such other blank check companies offered on similar terms. Columbus Acquisition Holdings LLC has agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of our initial business combination.

Andrew Intrater, Paul Lipari, Jason Epstein, Michael W. Ernestus and Jay M. Haft are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Five of our six executive officers and one of our directors are affiliated with Columbus Nova, a private investment firm that manages approximately $2.0 billion of investor capital (consisting of approximately $500 million of net assets, and $1.5 billion of collateralized debt obligations). Columbus Nova is the U.S.-based affiliate of the Renova Group of companies, one of the largest Russian strategic investors in the metallurgical, oil, machine engineering, mining, chemical, construction, housing and utilities and financial sectors, with net assets of approximately $9 billion as of December 31, 2005. There can be no guarantee that Columbus Nova will continue as an affiliate of Renova Group of companies. This may impact our ability to consummate a transaction. The Chairman of the Board of the Renova Group of companies is Victor Vekselberg, a prominent Russian industrialist. Andrew Intrater, our Chairman of the Board and Chief Executive Officer, is the Chief Executive Officer of Columbus Nova. Andrew Intrater is the brother of Jonathan Intrater, a Managing Director of Ladenburg Thalmann & Co. Inc., which is acting as a co-manager in connection with this offering. Andrew Intrater and Jonathan Intrater are cousins of Victor Vekselberg.

In August 2006, we issued 3,125,000 shares of our common stock to Columbus Holdings Acquisition LLC for an aggregate of $25,000 in cash, at a purchase price of approximately $0.008 per share. Andrew Intrater, our Chairman and Chief Executive Officer, controls Columbus Acquisition Holdings LLC in his capacity as its sole managing member. Mr. Intrater, Jason Epstein, Paul F. Lipari, Michael Sloan and Louis Ferrante, each of whom is a member of our management team, as well as Jay M. Haft, are each members of Columbus Acquisition Holdings LLC, and own approximately 36.2%, 16.25%, 16.25%, 10.45%, 5.80%, 11.61%, and 3.48% respectively, of the membership interests of Columbus Acquisition Holdings LLC. Columbus Holdings Acquisition LLC subsequently transferred 30,000 of these shares to each of Barry J. Rourke, Eric Zachs, Rolf Zimmermann and Jason Lustig, members of our board of directors, for $0.008 per share (for a purchase price of $240 each) and 312,500 of these shares to Michael W. Ernestus, our Executive Director and President (for a purchase price of $2,500). As of the date of this prospectus, Columbus Holdings Acquisition LLC, Messrs. Rourke, Zachs, Zimmermann, Lustig and Ernestus own 2,692,500, 30,000, 30,000, 30,000, 30,000 and 312,500 shares of our common stock, respectively.

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Columbus Acquisition Holdings LLC has also committed, pursuant to a written subscription agreement with us and Lazard Capital Markets LLC, to invest $3,650,000 in us by acquiring warrants to purchase 3,650,000 shares of our common stock at a price of $1.00 per warrant. There are no third party beneficiaries to this agreement. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to LeBoeuf, Lamb, Greene & MacRae LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Simultaneously with the consummation of the offering, LeBoeuf, Lamb, Greene & MacRae LLP will deposit the purchase price into the trust fund. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. Columbus Acquisition Holdings LLC has agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination. Lazard Capital Markets LLC has no intention of waiving these restrictions.

The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. As the initial shares will be released from escrow one year after the consummation of a business combination, our existing stockholders can make a demand for registration of the resale of their initial shares at any time commencing nine months after the consummation of a business combination. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Renova U.S. Management LLC has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay $7,500 per month for these services. Renova U.S. Management LLC is a limited liability company controlled by Andrew Intrater, our Chairman and Chief Executive Officer. Mr. Intrater owns 63.4%, Jason Epstein and Michael Sloan, our Senior Vice Presidents, each own 7.3% and Jay M. Haft owns 22% of the membership interests of Renova U.S. Management LLC. Mr. Intrater is the chief executive officer of Renova U.S. Management LLC and, as a result, will benefit from the transaction to the extent of his interest in Renova U.S. Management LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Intrater compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Renova U.S. Management LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

As of the date of this prospectus, Columbus Acquisition Holdings LLC, our principal initial stockholder that is an entity controlled by certain members of our management team, has advanced to us an aggregate of $143,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Our audit committee will review and approve all expense reimbursements made to members of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income of up to $1,750,000 on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. Additionally, there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

Other than the $7,500 per-month administrative fee and any reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

As of the consummation of this offering, we will be authorized to issue 39,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by six stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Lazard Capital Markets LLC has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors who own any of our initial shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is currently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by _________, 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, but less the interest of up to $1,750,000 on the trust account balance that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise the unit purchase option issued to Lazard Capital Markets LLC):

•

in whole and not in part;

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current);

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption as described above, we have agreed to allow Columbus Acquisition Holdings LLC and its affiliates to exercise the insider warrants on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $8.00 for a unit in our initial public and who did not sell the warrants included in the unit would have effectively paid $8.00 for one ordinary share. Because the warrants will not be exercisable without an effective registration statement covering the shares underlying the warrants, we will not call the warrants for redemption unless there is an effective registration statement in place.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The insider warrants to be purchased by Columbus Acquisition Holdings LLC will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by such purchaser or its affiliates. The insider warrants will be purchased separately and not in combination with the common stock or in the form of units.

The purchase price for the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one of more business combinations that meet the criteria described in this prospectus, then the $3,650,000 purchase price of the insider warrants will become part of the liquidating distribution to our public stockholders and the insider warrants will expire worthless. Columbus Acquisition Holdings LLC has agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination.

Purchase Option

We have agreed to sell to Lazard Capital Markets LLC an option to purchase up to a total of 625,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol “BUS.U” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols “BUS” and “BUS.WS,” respectively.

Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Upon the closing of this offering, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special Meeting of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may only be called by our board of directors with a majority vote of our board of directors, by our Chairman or Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of Directors

Our amended and restated certificate of incorporation provides that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated certificate of incorporation also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures members of our management team against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of our management team and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to August 10, 2007. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 3,125,000 shares of common stock included in the initial shares have been placed in escrow and will not be transferable for a period of one year following our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Additionally, Columbus Acquisition Holdings LLC, the purchaser of the insider warrants, has agreed that such insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination and have been placed in escrow and will not be released until 90 days after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the over-allotment option is exercised in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not our affiliate at the time of a sale and has not been our affiliate during the preceding three months, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell all of such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. As the initial shares will be released from escrow one year after the consummation of a business combination, our existing stockholders can make a demand for registration of the resale of their initial shares at any time commencing nine months after the consummation of a business combination. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

Lazard Capital Markets LLC
Ladenburg Thalmann & Co. Inc.
Total	12,500,000

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $___ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	8.00	$100,000,000	$115,000,000
Discount(1)	0.56	$7,000,000	$8,050,000
Proceeds before expenses(2)	$7.44	$93,000,000	$106,950,000

——————

(1)

$3,000,000 of the underwriting discounts, or $3,450,000 if the over-allotment option is exercised in full, will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)

The offering expenses are estimated at $600,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to Lazard Capital Markets LLC, for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We estimate that the fair value of this option is approximately $1,762,500 ($2.82 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 41%, (2) risk-free interest rate of 4.50% and (3) expected life of 5 years. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as of March 31, 2007 and December 31, 2006 and for the three-months ended March  31, 2007, the period from August 1, 2006 (inception) to December 31, 2006 and the cumulative period from August 1, 2006 ( inception) to March 31, 2007 as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Columbus Acquisition Corp.

We have audited the accompanying balance sheets of Columbus Acquisition Corp. (a development stage corporation) as of March 31, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the three-months ended March 31, 2007, the period August 1, 2006 (inception) to December 31, 2006, and the cumulative period from August 1, 2006 (inception) to March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbus Acquisition Corp. as of March 31, 2007 and December 31, 2006, and the results of its operations and its cash flows for the three-months ended March 31, 2007, the period from August 1, 2006, (inception) to December 31, 2006 and the cumulative period from August 1, 2006 (inception) to March 31, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Columbus Acquisition Corp. will continue as a going concern. Columbus Acquisition Corp. has a net loss, working capital deficiency and has no operations. This raises substantial doubt about Columbus Acquisition Corp.’s ability to continue as a going concern. As discussed in Note 3, Columbus Acquisition Corp. is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP New York, New York

May 10, 2007, except for the third
and fifth paragraphs of Note 1
and the third paragraph of
Note 4, as to which the date is
May 15, 2007

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

BALANCE SHEETS

	March 31, 2007	December 31, 2006
ASSETS
Current assets-cash	$10,642	$43,020
Deferred offering costs associated with public offering (Note 3)	474,911	342,027
Total assets	$485,553	$385,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$320,006	$211,500
Note Payable to Stockholder (Note 4)	143,000	150,000
Total current liabilities	463,006	361,500
Commitments (Note 4)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding (Note 5)	—	—
Common stock, $0.0001 par value, 35,000,000 shares authorized; 3,125,000 shares issued and outstanding	313	313
Additional paid-in capital	24,687	24,687
Deficit accumulated during the development stage	(2,453)	(1,453)
Total stockholders’ equity	22,547	23,547
Total liabilities and stockholders’ equity	$485,553	$385,047

The accompanying notes should be read in conjunction with the financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three- Months Ended March 31, 2007	August 1, 2006 (inception) to December 31, 2006	August 1, 2006 (inception) to March 1, 2007

Formation and operating costs	$1,000	$1,453	$2,453
Net Loss	$(1,000)	$(1,453)	$(2,453)
Net loss per share	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding	3,125,000	3,125,000	3,125,000

The accompanying notes should be read in conjunction with the financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount

Issuance of Common Stock on August 10, 2006 at $0.008 per share to Initial Stockholders	3,125,000	$313	$24,687	$—	$25,000
Net loss for the period August 1, 2006 (inception) to December 31, 2006	—	—	—	(1,453)	(1,453)
Balance at December 31, 2006	3,125,000	$313	$24,687	$(1,453)	$(23,547)
Net loss for the three-months ended March 31, 2007				(1,000)	(1,000)
Balance at March 31, 2007	3,125,000	$313	$24,687	$(2,453)	$(22,547)

The accompanying notes should be read in conjunction with the financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Three- Months Ended March 31, 2007	August 1, 2006 (inception) to December 31, 2006	August 1, 2006 (inception) to March 31, 2007

Cash flows from operating activities
Net loss	$(1,000)	$(1,453)	$(2,453)
Cash used in operating activities	(1,000)	(1,453)	(2,453)
Cash flows from financing activities
Proceeds from note payable to stockholder	—	150,000	150,000
Repayment of note payable to stockholder	(7,000)	—	(7,000)
Proceeds from sale of shares of common stock	—	25,000	25,000
Payments of deferred offering costs	(24,378)	(130,527)	(154,905)
Net cash provided by (used in) financing activities	(31,378)	44,473	13,095
Net increase (decrease) in cash	(32,378)	43,020	10,642
Cash – beginning of period	43,020	—	—
Cash – end of period	$10,642	$43,020	$10,642
Supplemental disclosure of non-cash financing activities:
Accrued deferred offering costs	$108,506	$211,500	$320,006

The accompanying notes should be read in conjunction with the financial statements.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations

Columbus Acquisition Corp. (the “Company”) was incorporated in Delaware on August 1, 2006 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified operating business or businesses.

At March 31, 2007, the Company had not commenced any operations. All activity through March 31, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a “Business Combination” with a “Target Business.” As used herein, (i) a “Target Business” shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account, less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $3.00 million or approximately $3.45 million if the over-allotment option is exercised in full)) described below and (ii) a “Business Combination” shall mean the acquisition by the Company of such Target Business.

The Company’s efforts in identifying prospective Target Businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and Target Businesses in Europe, Russia and the United States that may provide significant opportunities for growth.

Upon closing of the Proposed Offering, approximately 99% of the proceeds of the Proposed Offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include $3.0 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors who own any of the initial shares (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income of up to $1.75 million on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Note 1 — Organization and Nature of Business Operations – (continued)

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the Proposed Offering and to increase the authorized number of common shares to 39,000,000. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheets at March 31, 2007 and December 31, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments.

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial condition or results of operations.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Deferred Offering Costs

Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the proposed public offering proceeds or expensed if the offering is not completed.

Net Loss per Common Share

Loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Note 2 — Summary of Significant Accounting Policies – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $980 at March 31, 2007 and $580 at December 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of March 31, 2007 and December 31, 2006.

The effective tax rate differs from the statutory tax rate of 34% due to state income tax and the increase in the valuation allowance.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 12,500,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a Target Business and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company has granted Lazard Capital Markets LLC, the representatives of the underwriters for the Proposed Offering, a 45-day option to purchase up to 1,875,000 Units (over and above the 12,500,000 Units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. The Company has also agreed to sell to Lazard Capital Markets LLC, for $100, as additional compensation, an option to purchase up to a total of 625,000 Units at $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The purchase option and its underlying securities have been registered under the registration statement.

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the most recent fair market value of the option is approximately $1,762,500, using an expected life of five years, volatility of 41% and a risk-free interest rate of 4.50%. The purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of

COLUMBUS ACQUISITION CORP.
(A Development Stage Company)

Note 3 — Proposed Public Offering – (continued)

the purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the Warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Notes Payable to Stockholders and Related Party Transactions

The Company issued an unsecured promissory note for $150,000 to Columbus Acquisition Holdings LLC, its principal initial stockholder, on August 10, 2006. The note is non-interest bearing and was originally payable on the earlier of March 31, 2007 or the consummation of the Proposed Offering by the Company. On March 30, 2007, Columbus Acquisition Holdings LLC amended the due date of the loan and it is now payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering by the Company. As of March 31, 2007 and December 31, 2006, the balance due on the note payable was $143,000 and $150,000, respectively. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount at March 31, 2007 and December 31, 2006.

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to an affiliate of certain members of the Company’s management team. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.

Columbus Acquisition Holdings LLC has agreed to purchase an aggregate of 3,650,000 Warrants (“Insider Warrants”) concurrently with the closing of the Proposed Offering at a price of $1.00 per Warrant directly from the Company and not as part of the Proposed Offering. The Insider Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis” so long as such securities are held by Columbus Acquisition Holdings LLC or its permitted transferees. Additionally, such purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Initial Stockholders will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until _________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

Columbus Acquisition Corp.

12,500,000 Units

————————————

PROSPECTUS

————————————

Lazard Capital Markets Ladenburg Thalmann & Co. Inc.

                   , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	24,850.75
NASD filing fee	23,725.00
American Stock Exchange filing and listing fee	70,000.00
Accounting fees and expenses	50,000.00
Printing and engraving expenses	65,000.00
Directors & Officers liability insurance premiums	250,000.00	(2)
Legal fees and expenses (including blue sky services and expenses)	300,000.00
Miscellaneous	65,424.25	(3)
Total	$850,000.00

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Columbus Acquisition Holdings LLC	3,125,000

Such shares were issued on August 10, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the entity above were sold for an aggregate offering price of $25,000 at a purchase price of $0.008 per share. No underwriting discounts or commissions were paid with respect to such sale. Subsequently, Columbus Acquisition Holdings LLC transferred 30,000 shares of common stock to each of Messrs. Rourke, Zachs, Zimmermann and Lustig, our independent directors, for $0.008 per share (for a purchase price of $240 each) and 312,500 shares of common stock to Mr. Ernestus, our Executive Director, for $0.008 per share (for a purchase price of $2,500). Such transfers were made by Columbus Acquisition Holdings LLC in reliance upon exemptions from registration pursuant to Section 4(1) under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

1	. 1*	Form of Underwriting Agreement.
1	.2**	Form of Selected Dealers Agreement.
3	.1**	Form of Amended and Restated Certificate of Incorporation.
3	.2**	Bylaws.
4	.1**	Specimen Unit Certificate.
4	.2**	Specimen Common Stock Certificate.
4	.3**	Specimen Warrant Certificate.
4	.4**	Form of Unit Purchase Option to be granted to Representative.
4	.5**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5	. 1**	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.
10	.1**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Columbus Acquisition Holdings LLC.
10	.2**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Andrew Intrater.
10	.3**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Michael Ernestus.
10	.4**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Barry J. Rourke.
10	.5**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Eric Zachs.
10	.6**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Rolf Zimmermann.
10	.7**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Jason Lustig.
10	.8**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Louis Ferrante.
10	.9**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Paul F. Lipari.
10	.10**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Jason Epstein.
10	.11**	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Michael Sloan.
10	.12*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10	.13**	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10	.14*	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Columbus Acquisition Holdings LLC.
10	.15**	Form of Letter Agreement between Renova U.S. Management LLC and the Registrant regarding administrative support.
10	.16**	Amended and Restated Promissory Note, dated August 10, 2006, issued to Columbus Acquisition Holdings LLC.
10	.17* *	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10	.18**	Warrant Purchase Agreement among the Registrant, Ladenburg Thalmann & Co. Inc., LeBoeuf, Lamb, Greene & MacRae LLP and Columbus Acquisition Holdings LLC.
14	**	Form of Code of Ethics.
23.1		Consent of Goldstein Golub Kessler LLP.
23	.2**	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 5.1).
24	**	Power of Attorney (included on signature page of this Registration Statement).
99	.1**	Form of Audit Committee Charter.
99	.2**	Form of Nominating and Corporate Governance Committee Charter.

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*

Filed herewith

**

Previously filed

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16 day of May, 2007.

COLUMBUS ACQUISITION CORP.

By:	/s/ Andrew Intrater
Andrew Intrater
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Andrew Intrater	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 16, 2007
Andrew Intrater

/s/ Louis Ferrante	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 16, 2007
Louis Ferrante

*	Executive Director and President	May 16, 2007
Michael W. Ernestus

*	Director	May 16, 2007
Barry J. Rourke

*	Director	May 16, 2007
Eric Zachs

*	Director	May 16, 2007
Rolf Zimmermann

*	Director	May 16, 2007
Jason Lustig

——————

*

Signed by Andrew Intrater pursuant to a power of attorney signed by each individual on November 21, 2006 and filed with the Registration Statement on November 22, 2006.